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                        [MILLING LAW OFFICES LETTERHEAD]


                                                              September 16, 1998



Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

                  Re: Weststar Environmental, Inc. Registration Statement on Form SB-2, No. 333-50255

Dear Sirs:

         As counsel to Weststar Environmental, Inc. (the "Company"), we have examined the certificate of incorporation, the by-laws and other relevant corporate documents of the Company with reference (1) to the 1,690,000 shares of its common stock, par value $.001, per share, presently issued and outstanding (the "Outstanding Stock"); (2) to the proposed issuance and sale of 1,150,000 units (the "Units") including 150,000 Units reserved for issuance to cover over-allotments at the underwriter's option, each Unit consisting of one share of common stock (the "Shares") and one redeemable warrant to purchase one share of common stock (the "Warrants"), the securities comprising each of which Units being detachable and separately transferrable; and (3) an additional 1,150,000 shares of common stock, (collectively the "Underlying Stock") reserved for issuance on the exercise of the Warrants. Based upon such examination, it is our opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Florida with an authorized capitalization as set forth in the prospectus forming a part of the above captioned registration statement (the "Registration Statement").

         (2) (a) The Outstanding Stock is validly issued, fully paid and non-assessable shares of common stock of the Company; (b) the Units and their constituent Shares and Warrants have been duly authorized; (c) the Shares and the Underlying Shares, when issued in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable shares of common stock of the Company; and (d) the Warrants, when issued in accordance with the terms of the Registration Statement, will be validly issued and will constitute valid and subsisting contractual commitments of the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference therein to us as counsel to the Company and as having passed upon the legality of the securities being offered pursuant to the Registration Statement.

                                                Very truly yours,

                                                MILLING LAW OFFICES

                                                By  /s/  John L. Milling
                                                ------------------------
                                                    JOHN L. MILLING
JLM/mxh